IRWIN HOME EQUITY CORPORATION

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (the "Agreement") is entered into as of the 8th day of October, 1996, among IRWIN HOME EQUITY CORPORATION (the "Corporation"), IRWIN FINANCIAL CORPORATION ("Irwin Financial") and ELENA DELGADO ("Delgado").

RECITALS

A. The Corporation was incorporated under the laws of the State of Indiana on September 1, 1994. Copies of the Corporation's Amended and Restated Articles of Incorporation, Bylaws and organizational resolutions have been delivered to Delgado prior to the date hereof.

B. The authorized capital stock of the Corporation consists of 100 shares of common stock, without par value ("Common Stock"), and 50,000 shares of Cumulative Preferred Stock, ("Preferred Stock") (shares of Common Stock and Preferred Stock collectively referred to as "Shares").

C. Delgado is an initial director of the Corporation, its President and Chief Executive Officer and a key employee. Delgado and the Corporation entered into an Employment Agreement effective September 14, 1994 (the "Employment Agreement").

D. The Board of Directors of the Corporation has adopted resolutions authorizing the issuance of five (5) shares of Common Stock to Delgado, subject to the execution of this Agreement by Delgado, and pursuant to its terms and conditions.

E. The parties desire to set forth their agreement regarding certain terms and conditions relating to the issuance of Common Stock to Delgado, the vesting of those Shares, the transfer of Shares and certain restrictions thereon, certain put rights of Delgado upon a Change in Control (as defined below), and certain other matters relating to Delgado's equity ownership in the Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Issuance of Shares to Delgado; Vesting; Restrictions on Transfer

Section 1.01. Issuance of Shares. Subject to the terms and conditions of this Agreement, the Corporation agrees to issue to Delgado five (5) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

Section 1.02. Vesting.

(a) Vesting Schedule. The shares of Common Stock issued to Delgado shall become vested in accordance with the following schedule:

Date	Number of Delgado Shares Vested

March 9, 1994	1.67
March 9, 1995	1.67
March 9, 1996	1.66

The parties hereto agree that this Agreement confirms the arrangement contemplated by Delgado and the Corporation as of the date of Delgado's first employment with the Corporation on September 14, 1994.

(b) Effect of Termination of Delgado's Employment.

(i) In the event Delgado's employment with the Corporation is terminated by the Corporation for Serious Cause (as defined below) all Delgado Shares (as defined in Section 1.04 hereof), whether or not vested, shall be forfeited by Delgado and shall be, and shall be deemed, transferred to the Corporation without additional consideration therefor. For purposes hereof, "Serious Cause" shall mean felony indictment or conviction, indictment or conviction for a crime involving moral turpitude, theft, or dishonesty, breach of fiduciary duty to the Corporation, intentional disclosure of trade secrets or other confidential or proprietary information of a material nature detrimental to the Corporation.

(ii) In the event Delgado's employment with the Corporation is terminated by the Corporation for Cause (as defined below), other than Serious Cause (which is addressed in paragraph (i) above), is terminated by Delgado or is terminated by reason of death or disability of Delgado, all unvested Delgado Shares shall be forfeited by Delgado and shall be, and shall be deemed, transferred to the Corporation without additional consideration therefor. For purposes of paragraph (i) above and this paragraph (ii), Delgado appoints and authorizes the Corporation as her attorney-in-fact, coupled with an interest, to complete the transfer of forfeited Delgado Shares as contemplated above. For purposes hereof, "Cause" shall mean (1) the occurrence of any act or omission by Delgado constituting fraud, gross negligence, or malfeasance materially detrimental to the Corporation; (2) Delgado's failure to meet the reasonable expectations of the Corporation's Board of Directors in the performance of duties and responsibilities reasonably assigned to her or in connection with the Corporation's attainment of financial performance goals, as determined by IHEC's Board of Directors, which financial goals (A) shall take into account factors which shall include, but not be limited to, the original financial projections for the Corporation, the Corporation's market conditions, and the performance of the Corporation's competitors, and (B) shall be determined in such a manner as to be reasonably obtainable by the Corporation, adjusted in order to reflect factors beyond the reasonable control of Delgado; or (3) a material breach by Delgado of any term or condition of this Agreement or the Employment Agreement. "Cause" shall not exist hereunder unless and until Delgado shall have been given at least sixty (60) days written notice of the occurrence of the relevant act or omission or her failure to meet reasonable expectations of the Corporation's Board of Directors, as contemplated by the Employment Agreement. During this sixty (60) day notice period, Delgado shall be given an opportunity to cure and/or correct any deficiencies or concerns noted by the Corporations' Board of Directors, as contemplated by the Employment Agreement. The notice period may be extended by the Corporation's Board of Directors as contemplated by the Employment Agreement.

(iii) In the event Delgado's employment with the Corporation is terminated by the Corporation without Serious Cause and without Cause, all unvested Delgado Shares shall become vested.

(iv) In the event of a Change in Control (as defined below) of Irwin Financial, all unvested Delgado Shares shall become vested. For purposes hereof, "Change in Control" shall mean the occurrence of any of the following: (A) any person (other than an existing shareholder or group of shareholders of Irwin Financial, an affiliate of Irwin Financial, Irwin Financial, or an employee benefit plan established or maintained by Irwin Financial) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) of securities of Irwin Financial or the Corporation, as the case may be, representing more than fifty percent (50%) of the combined voting power of Irwin Financial's or the Corporation's, as the case may be, then outstanding securities, or (B) upon approval by Irwin Financial's or the Corporation's, as the case may be, shareholders of (1) a merger or consolidation of Irwin Financial or the Corporation, as the case may be, with a non-affiliate in which the non-affiliate is the survivor (2) a sale of all or substantially all of the assets of Irwin Financial or the Corporation, as the case may be, (other than to an affiliate), or (3) a plan of liquidation or dissolution of Irwin Financial or the Corporation, as the case may be.

(v) In the event of the death or Disability of Delgado, to the extent that less than fifty percent (50%) of the Delgado Shares have already then vested, that number of Delgado Shares shall vest as is necessary to result in an aggregate of fifty percent (50%) of the Delgado Shares constituting vested Delgado Shares. For purposes hereof, "Disability" means "permanent disability" as defined in the Employment Agreement.

(c) Vesting of Any Substituted Securities. For purposes hereof, shares of capital stock or other securities of the Corporation or any successor or assign which are issued in respect of, in exchange for or in substitution of Delgado Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, exchange or consolidation shall be deemed vested in the same proportion as the underlying Shares on which such shares of capital stock or other securities were issued are deemed vested. Such shares of capital stock or other securities issued in respect of, in exchange for or in substitution of Delgado Shares which have not vested shall thereafter vest in the same manner as such underlying Delgado Shares on which such shares or other securities would have vested, except as provided in paragraph (b), above.

Section 1.03. Payment of Certain Taxes Upon Issuance of Shares. The Corporation agrees to pay any federal or state income tax liability incurred by Delgado in respect of (a) the issuance to her of the Delgado Shares; (b) the issuance of any shares to Delgado pursuant to Section 4.02; and (c) the payment to be provided under this Section 1.03. Delgado agrees to make an election under Internal Revenue Code Section 83(b) within 30 days of the issuance of the Delgado Shares with respect to the treatment and valuation for income tax purposes of the issuance of the Delgado Shares, and at the Corporation's request, to make any available similar election for applicable state income tax purposes.

ARTICLE II

Repurchase Price

Section 2.01. Negotiated Repurchase Price. In the event that Irwin Financial and Delgado or Delgado's Legal Representative shall enter into an agreement pursuant to which Irwin Financial shall purchase any or all Delgado Shares, the purchase price ("Repurchase Price") for each share of the Delgado Shares to be purchased shall be equal to the "Fair Market Value" thereof as defined and to be determined in accordance with Section 2.02 hereof, plus interest thereon from the Effective Date at the national prime rate as reported in The Wall Street Journal as of the Effective Date (the "National Prime Rate"). The Repurchase Price shall be increased or decreased appropriately, without duplication, to reflect any distribution of shares of Common Stock or other securities of the Corporation or any successor or assign of the Corporation which is made in respect of, in exchange for or in substitution of such Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, exchange or consolidation.

Section 2.02. Determination of Fair Market Value. As used herein, the "Fair Market Value" of a Delgado Share shall be determined as follows (the date such Fair Market Value is finally determined hereunder shall be referred to herein as the "Valuation Date"): the board of directors of the Corporation ("Board" or "Board of Directors") shall determine the Fair Market Value of each Delgado Share as of the Effective Date ("Initial Valuation"). All costs incurred in connection with the Initial Valuation shall be borne by the Corporation. The Initial Valuation shall be set forth in a written notice (the "Valuation Notice") delivered by the Corporation to Delgado (or her Legal Representative) at least 20 days prior to the repurchase date specified in the notice of exercise. If Delgado (or her Legal Representative) shall not have disputed the Initial Valuation by delivery of a written notice of said dispute to the Corporation within 20 days after the Corporation's delivery of the Valuation Notice, the Initial Valuation shall be binding upon the parties as the Fair Market Value. In the event that Delgado (or her Legal Representative) shall dispute the Initial Valuation within such 20-day period, Delgado shall, at her sole expense, retain a qualified appraiser (the "Second Appraiser") of her own choosing to make a second appraisal (the "Second Appraisal") of the Fair Market Value of each Delgado Share. If the Second Appraisal is less than the Initial Valuation, the Initial Valuation shall be binding upon the parties. If the Second Appraisal exceeds the Initial Valuation by an amount not greater than 10 percent of the Initial Valuation, the Fair Market Value of each Delgado Share shall be the average of the sum of the Initial Valuation and the Second Appraisal. In the event that the Second Appraisal exceeds the Initial Valuation by an amount greater than 10 percent of the Initial Valuation, the Board and the Second Appraiser shall act in good faith to select a third appraiser who shall conduct a third appraisal (The "Third Appraisal") which shall be final and binding upon the parties. If the Third Appraisal of the Fair Market Value of each Share determines an amount which is closer to the amount determined by the Second Appraisal than to the amount determined by the Initial Valuation, then the Corporation shall reimburse Delgado for the cost of the Second Appraisal. All costs with respect to the fees and expenses paid or payable to the appraiser that issues the Third Appraisal shall be shared equally by the Corporation and Delgado (or her Legal Representative). All other costs incurred in connection with the Third Appraisal shall be borne by the party incurring such costs. In determining "Fair Market Value" hereunder, all appraisers shall take into account, but without duplication, the internally prepared income statement and balance sheet for Irwin Union Bank and Trust Company's ("Irwin Union Bank's") home equity line of business segment (together with the Corporation, the "Home Equity Business Segment") (presented on a consolidated basis with the Corporation's financial statements) up through the end of the month immediately preceding the Effective Date (The "Segment Financial Statements"). The parties recognize and understand that the balance sheet for the Home Equity Business Segment shall not include assets of Irwin Union Bank other than those assets employed exclusively in the Home Equity Line of Business Segment, and in any event shall not include pro rata portions or allocations among Irwin Union Bank's various business segments of Irwin Union Bank assets. The Corporation and Delgado each agree to make available to the other and to the appraisers the information used to analyze and develop Fair Market Value in connection with the Initial Valuation and any decision by Delgado on whether or not to dispute the same. Notwithstanding anything in this Agreement to the contrary, (a) under no circumstances shall the Corporation, Irwin Financial or Irwin Union Bank be obligated to do anything that would cause a violation of any Federal, state or local laws, including without limitation any banking laws, and (b) Delgado shall have no ownership interest in Irwin Union Bank or Irwin Financial, or rights as against Irwin Union Bank. The parties agree that it is the intent and purpose of this Section 2.02 that the "Fair Market Value" be determined in accordance with Revenue Ruling 59-60, with seniority (over the Common Stock (including Delgado Shares)) given to investments of Irwin Financial and Irwin Union Bank ("Irwin Investments") in the Irwin Union Bank/Irwin Home Equity Corporation consolidated home equity line of business segment ("Home Equity Business Segment"), whether such investments are in the form of equity or debt. The parties further agree that as of the date of this Agreement, the Fair Market Value of a Delgado Share is zero (0). It is not the intent of the parties that five percent (5%) of the Irwin Investments inure to Delgado. In determining Fair Market Value of a Delgado Share, the following rules will be applied: (a) there will be treated as a deduction from the value of the Home Equity Business Segment an amount equal to all advances made by Irwin Financial, Irwin Union Bank or any affiliate thereof (whether as debt or equity) (other than in exchange for common shares of the Corporation or pursuant to Section 5.04 below) to the Home Equity Business Segment, net of all repayments of, or dividends or distributions with respect to same, and the existence of such debt and equity instruments will not otherwise decrease the Fair Market Value; (b) there will be deemed to have been no cost of capital charged or assigned to the Home Equity Business Segment on account of any such advances in the form of common stock or preferred stock; (c) allocations of the overhead of Irwin Financial to the Home Equity Business Segment only may be made in a manner that is consistent with historical charges and only in a manner that is consistently applied among the business units and subsidiaries of Irwin Financial; and (d) no consideration of a control premium will be applied to Shares constituting majority control of the Corporation. In determining Fair Market Value of a Delgado Share, any transaction between the Home Equity Business Segment and affiliates of Irwin Financial will be based upon the manner booked by the relevant entities, or on the basis of arms' length transactions, whichever would be more favorable to the Home Equity Business Segment; provided, however, that the parties acknowledge that some transactions may not have comparable arms' length transactions available, in which case such value shall be based upon the manner booked by other Irwin Financial affiliates to the extent reasonable. The parties acknowledge the Home Equity Business Segment shall not include programs not administered in conjunction with the Corporation.

ARTICLE III

Delgado Put Right

Section 3.01. Put. At any time after October 1, 1999, Delgado will have, in the event of a Change in Control (but only in the event of a Change in Control), the right ("Put"), exercisable by delivery of written notice ("Put Notice") to the Corporation, to require the Corporation to purchase for the Put Price (as defined in Section 3.02 below) all (but not less than all) of the Delgado Shares which are then fully vested. The date on which the Put Notice is delivered to the Corporation shall be referred to as the "Exercise Date."

Section 3.02. Determination of Put Price. The "Put Price" of each Delgado Share to be repurchased by the Corporation pursuant to the Put Notice shall be an amount equal to the "Fair Market Value" thereof as defined and determined in accordance with Section 2.02 hereof (with the "Effective Date" for purposes thereof being the Exercise Date), plus interest from the Exercise Date at the National Prime Rate. The Put Price for any Shares to be purchased pursuant to the Put, shall be increased or decreased appropriately, without duplication, to reflect any distribution of shares of Common Stock or other securities of the Corporation or any successor or assign of the Corporation which is made in respect of, in exchange for or in substitution of such Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, exchange or consolidation. Delgado shall have the right, upon request, to have an internal determination of Fair Market Value made by the Corporation's Board of Directors, which right may not be exercised more frequently than annually (it being understood that any such determination shall be binding only as of the date such determination is made).

Section 3.03. Put Closing. The closing ("Put Closing") of the purchase and sale of the Delgado Shares pursuant to a Put will take place on a date selected by the Corporation, which will not be later than the 30th day following the Valuation Date. At the Put Closing, Delgado (or her Legal Representative) will tender all the Delgado Shares subject to the Put to the Corporation and the Corporation will pay the Put Price for all such Delgado Shares by cashier's or certified check or by wire transfer of immediately available funds payable to Delgado (or her Legal Representative).

ARTICLE IV

Co-Sale and Anti-Dilution Rights

Section 4.01. Co-Sale Rights.

(a) Prior to any transfer of Shares by Irwin Financial, Irwin Financial shall first notify Delgado in writing at least 30 days in advance of the intended transfer. The notice shall contain all of the terms of the transfer, including, without limitation, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment (or the minimum purchase price or basis for determining the minimum purchase price and minimum acceptable other terms and conditions), the date on or about which the transfer is to be made, the number of shares of Common Stock or Preferred Stock to be transferred, and the percentage of Irwin Financial's total holdings of Shares that those Shares represent (the "Shareholder's Notice").

(b) Within ten business days after receipt of the Shareholder's Notice, Delgado may notify Irwin Financial ("Delgado Notice") that Delgado will either (i) purchase her vested pro rata share (as provided in paragraph (c) below) of Irwin Financial's Shares to be subject to the prospective transfer referred to in the Shareholder's Notice on the terms and conditions set forth in the Shareholders' Notice, or (ii) transfer to either the buyer named in the Shareholder's Notice or to Irwin Financial, Delgado Shares (vested shares to the maximum extent available) that she then holds in an amount equal to her pro rata share of the number of Shares of Irwin Financial's Shares to be subject to the prospective transfer (as provided in paragraph (c) below), on the same terms and conditions as set forth in the Shareholder's Notice.

(c) With respect to any Shareholder's Notice Delgado receives under this Section 4.01, unless Irwin Financial otherwise agrees, the maximum number of Delgado Shares that Delgado shall be entitled to transfer or sell under Paragraph (b) of this Section 4.01 shall be equal to the total number of Shares that Irwin Financial has agreed to sell, multiplied by the percentage that Delgado's holdings of Common Stock bears to the total number of shares of Common Stock (assuming conversion at the then applicable conversion rate or rates of any convertible securities, warrants, rights, or options held by all holders thereof) outstanding.

(d) If Delgado exercises her rights under paragraph (b)(ii) of this Section 4.01, Irwin Financial shall either assign that portion of its interest in the agreement of transfer as Delgado is then entitled to and requests in the Delgado Notice (the assignment shall be in form and substance reasonably satisfactory to Delgado), or, at Delgado's option and demand, Irwin Financial shall acquire, under the same terms and conditions as set forth in the Shareholder's Notice, all or any part of the Delgado Shares that Delgado would have been authorized to transfer under the provisions of this Section 4.01; provided, however, that Irwin Financial shall not be required to purchase any such Delgado Shares from Delgado under this Section 4.01 if the proposed transfer to the prospective transferee fails to be consummated.

(e) After compliance with the provisions of this Section 4.01, Irwin Financial may transfer its Shares, but only to the transferee designated in the Shareholder's Notice, at the time, at the price, and on the same terms and conditions as those contained in the Shareholder's Notice. The Delgado Notice pursuant to this Section 4.01, when taken together with the Shareholder's Notice, shall constitute a legal, valid, binding, and enforceable agreement between Irwin Financial and Delgado on the terms and conditions set forth therein.

Section 4.02. Anti-Dilution Rights. In the event the Corporation shall (i) pay a dividend with respect to its capital stock in shares of Common Stock or securities convertible into Common Stock, (ii) subdivide its outstanding shares of Common Stock or securities convertible into Common Stock, (iii) combine its outstanding shares of capital stock into a smaller number of shares of any class of capital stock (iv) issue any shares of its capital stock in a reclassification of the capital stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing corporation) or (v) otherwise issue any shares of Common Stock or securities convertible into Common Stock with or without consideration therefor (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of capital stock held by Delgado immediately prior to the record date for such Adjustment Event shall be adjusted so that Delgado shall thereafter be entitled to receive the number of shares of Common Stock as is necessary to avoid dilution of Delgado's percentage ownership of Common Stock from that existing immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 4.02 shall become effective immediately after the effective date of such Adjustment Event, retroactive to the record date, if any, for such Adjustment Event.

ARTICLE V

Certain Representations, Acknowledgments and Covenants

Section 5.01. Subscriber Representation. Delgado represents and warrants to the Corporation in connection with the issuance of the Delgado Shares to her, as follows:

(a) She is acquiring the Delgado Shares pursuant to the terms and conditions of this Agreement for investment only, for her own account and not with a view to the distribution or resale thereof.

(b) She understands that the transferability of the Delgado Shares is severely limited and that the Delgado Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state or other securities laws and therefore cannot be offered or sold unless they are subsequently registered under applicable securities acts or if an exemption from registration is available.

(c) She agrees that the Delgado Shares purchased will not be sold without registration under the 1933 Act and any applicable state securities law, or otherwise upon reliance on an exemption from registration or qualification in compliance with applicable federal and state securities laws.

(d) She is a resident of the State of California.

(e) No commission or other remuneration shall be paid to any person in connection with the issuance of the Shares.

(f) She has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of investment in the Delgado Shares. Further, as a result of her active involvement in the organization of the Corporation and as one of its initial directors and officers, she has had access to and has actual knowledge of all of the material facts concerning the Shares, the Delgado Shares, the Corporation and the operations of the Corporation.

(g) The Corporation has made available to her the opportunity to ask questions and receive answers from its officers concerning the Corporation, the operations of the Corporation, the Shares and the Delgado Shares. She has had the opportunity to consult with her legal counsel and tax advisor in connection with issuance of the Delgado Shares to her and the matters set forth in or contemplated by this Agreement.

(h) The execution, delivery and performance of this Agreement by her, and the transactions contemplated hereby, does not violate, breach or constitute default under any agreement or contract to which she is a party.

Section 5.02. Legend on Stock Certificate. Delgado understands and agrees that certificates for the Delgado Shares shall be imprinted with a conspicuous legend in substantially the following form:

"The common shares represented by this certificate have not been registered under the federal Securities Act of 1933 or any state securities law. These shares may not be sold, transferred, pledged or hypothecated unless first registered under such laws, or unless the Corporation has received an opinion of counsel satisfactory to it that registration under such laws is not required. The sale, transfer, pledge and hypothecation, and the voting, of the common shares represented by this certificate is restricted, and such shares are subject to certain options, under the terms of a Shareholder Agreement among the Corporation and certain shareholders, a copy of which is on file in the office of the Corporation."

The Corporation may issue stop transfer instructions to its transfer agent (if any) or make a notation to such effect on its appropriate records.

Section 5.03. Irwin Financial Guarantee. Irwin Financial hereby guarantees the performance of all financial obligations to Delgado set forth in this Agreement.

Section 5.04. Certain Capital Contributions. Irwin Financial hereby agrees that to the extent any dividends or distributions of equity are made by the Home Equity Business Segment out of funds held by Irwin Union Bank within such business segment, and such dividends or distributions are in excess of or are made subsequent to repayment in full of all capital contributed thereto by Irwin Financial or any of its affiliates (including without limitation other business segments of Irwin Union Bank), Irwin Financial shall make a corresponding contribution to the capital of the Corporation to be accounted for as Common Stock, without dilution to Delgado.

ARTICLE VI

Miscellaneous

Section 6.01. Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

Section 6.02. Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing, and if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) a party may designate for itself by like notice):

If to the Corporation:

Irwin Home Equity Corporation
500 Washington Street
Columbus, Indiana 47201
Attention: Thomas D. Washburn

If to Delgado:

Elena Delgado
26 Maplewood Drive
Danville, CA 94506

If to Irwin Financial:

Irwin Financial Corporation
500 Washington Street
Columbus, Indiana 47201
Attention: Thomas D. Washburn

Section 6.03. Amendments. This Agreement may be amended only by a written agreement executed by each of the parties hereto.

Section 6.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

Section 6.05. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

Section 6.06. Recapitalizations or Exchanges Affecting the Corporation's Capital Stock. The provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Corporation or any successor or assign of the Corporation, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such shares or other securities shall be encompassed within the term "Shares" for purposes of this Agreement.

Section 6.07. Successors and Assigns. Each of the Corporation and Irwin Financial may assign with absolute discretion any or all of its rights (but not its obligations) under this Agreement to any of its affiliates, successors and/or assigns and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Corporation in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto except as provided herein. Without limiting the foregoing, the Corporation may assign the Repurchase Option and/or the right to perform under the Put provided for in this Agreement, respectively, to any of its affiliates, successors and/or assigns. Delgado may not assign any or all of her rights and/or obligations and/or delegate any or all of her duties under this Agreement (other than as expressly permitted hereby) without the prior written consent of the Corporation. Upon an assignment of any or all of Delgado's rights and/or obligations and/or a delegation of any or all of its duties under this Agreement, in any such case in accordance with the terms of this Agreement, this Agreement shall inure to the benefit of, and be binding upon, Delgado's respective Legal Representatives, successors and/or assigns in the same manner and to the same extent as if such Legal Representatives, successors and/or assigns were original parties hereto.

Section 6.08. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed to be a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 6.09. Severability. Should any clause, portion, or paragraph of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement. Should any particular provision or restriction, including, but not limited to, the covenants and restrictions set forth in any exhibit hereto, be held to be unreasonable or unenforceable for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by such covenants and restrictions, then such covenants or restrictions shall be given effect and enforced to whatever extent would be reasonable and enforceable.

Section 6.10. Headings. Introductory headings at the beginning of each section and subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section or subsection of this Agreement.

Section 6.11. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CORPORATION:

IRWIN HOME EQUITY CORPORATION

By: /S/ THOMAS D. WASHBURN
Printed: Thomas D. Washburn
Title: Chairman

DELGADO:

/S/ ELENA DELGADO
Elena Delgado

IRWIN FINANCIAL:

IRWIN FINANCIAL CORPORATION

By: /S/ MATTHEW F. SOUZA
Printed: Matthew F. Souza
Title: Secretary

STATE OF INDIANA                   )

                                                        ) SS:

COUNTY OF BARTHOLOMEW )

Before me, a Notary Public, in and for said County and State, personally appeared Thomas D. Washburn on behalf of Irwin Home Equity Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

Dated this 8th day of October, 1996

/S/ HOPE M. ELLIOTT
Signature

Hope M. Elliott
Printed         Notary Public

My Commission Expires: 8-12-98
County of Residence: Jennings

STATE OF CALIFORNIA            )

                                                        ) SS:

COUNTY OF CONTRA COSTA )

Before me, a Notary Public, in and for said County and State, personally appeared Elena Delgado and acknowledged the execution of the foregoing Shareholder Agreement.

Dated this 8th day of October, 1996.

/S/ JAMES A. HANEY
Signature

James A. Haney
Printed           Notary Public

My Commission Expires: July 24, 2000
County of Residence: Contra Costa

STATE OF INDIANA                   )

                                                        ) SS:

COUNTY OF BARTHOLOMEW )

Before me, a Notary Public, in and for said County and State, personally appeared Matthew F. Souza, on behalf of Irwin Financial Corporation and acknowledged the execution of the foregoing Shareholder Agreement

Dated this 8th day of October, 1996.

/S/ HOPE M. ELLIOTT
Signature

Hope M. Elliott
Printed          Notary Public

My Commission Expires: 8-12-98
County of Residence: Jennings

IRWIN HOME EQUITY CORPORATION

AMENDMENT TO

SHAREHOLDER AGREEMENT

THIS AMENDMENT TO SHAREHOLDER AGREEMENT is entered into among IRWIN HOME EQUITY CORPORATION (the "Corporation"), IRWIN FINANCIAL CORPORATION ("Irwin Financial") and ELENA DELGADO ("Delgado") as of the 19th day of November, 1999, and shall amend Section 2.02 of that certain SHAREHOLDER AGREEMENT dated October 8, 1996 among the Corporation, Irwin Financial and Delgado as follows:

Section 2.02. Determination of Fair Market Value. As used herein, the "Fair Market Value" of a Delgado Share shall be determined as follows (the date such Fair Market Value is finally determined hereunder shall be referred to herein as the "Valuation Date"): the board of directors of the Corporation ("Board" or "Board of Directors") shall determine the Fair Market Value of each Delgado Share as of the Effective Date ("Initial Valuation"). All costs incurred in connection with the Initial Valuation shall be borne by the Corporation. The Initial Valuation shall be set forth in a written notice (the "Valuation Notice") delivered by the Corporation to Delgado (or her Legal Representative) at least 20 days prior to the repurchase date specified in the notice of exercise. If Delgado (or her Legal Representative) shall not have disputed the Initial Valuation by delivery of a written notice of said dispute to the Corporation within 20 days after the Corporation's delivery of the Valuation Notice, the Initial Valuation shall be binding upon the parties as the Fair Market Value. In the event that Delgado (or her Legal Representative) shall dispute the Initial Valuation within such 20-day period, Delgado shall, at her sole expense, retain a qualified appraiser (the "Second Appraiser") of her own choosing to make a second appraisal (the "Second Appraisal") of the Fair Market Value of each Delgado Share. If the Second Appraisal is less than the Initial Valuation, the Initial Valuation shall be binding upon the parties. If the Second Appraisal exceeds the Initial Valuation by an amount not greater than 10 percent of the Initial Valuation, the Fair Market Value of each Delgado Share shall be the average of the sum of the Initial Valuation and the Second Appraisal. In the event that the Second Appraisal exceeds the Initial Valuation by an amount greater than 10 percent of the Initial Valuation, the Board and the Second Appraiser shall act in good faith to select a third appraiser who shall conduct a third appraisal (the "Third Appraisal") which shall be final and binding upon the parties. If the Third Appraisal of the Fair Market Value of each Share determines an amount, which is closer to the amount determined by the Second Appraisal than to the amount determined by the Initial Valuation, then the Corporation shall reimburse Delgado for the cost of the Second Appraisal. All costs with respect to the fees and expenses paid or payable to the appraiser that issues the Third Appraisal shall be shared equally by the Corporation and Delgado (or her Legal Representative). All other costs incurred in connection with the Third Appraisal shall be borne by the party incurring such costs. In determining "Fair Market Value" hereunder, all appraisers shall take into account, but without duplication, the internally prepared income statement and balance sheet for Irwin Union Bank and Trust Company's ("Irwin Union Bank's") home equity line of business segment (together with the Corporation, the "Home Equity Business Segment") (presented on a consolidated basis with the Corporation's financial statements) up through the end of the month immediately preceding the Effective Date (the "Segment Financial Statements"). The parties recognize and understand that the balance sheet for the Home Equity Business Segment shall not include assets of Irwin Union Bank other than those assets employed exclusively in the Home Equity Line of Business Segment, and in any event shall not include pro rata portions or allocations among Irwin Union Bank's various business segments of Irwin Union Bank assets. The Corporation and Delgado each agree to make available to the other and to the appraisers the information used to analyze and develop Fair Market Value in connection with the Initial Valuation and any decision by Delgado on whether or not to dispute the same. Notwithstanding anything in this Agreement to the contrary, (a) under no circumstances shall the Corporation, Irwin Financial or Irwin Union Bank be obligated to do anything that would cause a violation of any Federal, state or local laws, including without limitation any banking laws, and (b) Delgado shall have no ownership interest in Irwin Union Bank or Irwin Financial, or rights as against Irwin Union Bank. The parties agree that it is the intent and purpose of this Section 2.02 that the "Fair Market Value" be determined in accordance with Revenue Ruling 59-60, with seniority (over the Common Stock (including Delgado Shares)) given to investments of Irwin Financial and Irwin Union Bank ("Irwin Investments") in the Irwin Union Bank/Irwin Home Equity Corporation consolidated home equity line of business segment ("Home Equity Business Segment"), whether such investments are in the form of equity or debt. The parties further agree that as of the date of this Agreement, the Fair Market Value of a Delgado Share is zero (0). It is not the intent of the parties that five percent (5%) of the Irwin Investments inure to Delgado. In determining Fair Market Value of a Delgado Share, the following rules will be applied: (a) there will be treated as a deduction from the value of the Home Equity Business Segment an amount equal to all equity advances made by Irwin Financial, Irwin Union Bank or any affiliate thereof (whether composed of preferred or common shares) (other than in exchange for common shares of the Corporation or pursuant to Section 5.04 below) to the Home Equity Business Segment, net of all repayments of, or dividends or distributions with respect to same, and the existence of such debt and equity instruments will not otherwise decrease the Fair Market Value; (b) there will be deemed to have been no cost of capital charged or assigned to the Home Equity Business Segment on account of any such advances in the form of common stock or preferred stock; (c) allocations of the overhead of Irwin Financial to the Home Equity Business Segment only may be made in a manner that is consistent with historical charges and only in a manner that is consistently applied among the business units and subsidiaries of Irwin Financial; and (d) no consideration of a control premium will be applied to Shares constituting majority control of the Corporation. In determining Fair Market Value of a Delgado Share, any transaction between the Home Equity Business Segment and affiliates of Irwin Financial will be based upon the manner booked by the relevant entities, or on the basis of arms' length transactions, whichever would be more favorable to the Home Equity Business Segment; provided, however, that the parties acknowledge that some transactions may not have comparable arms' length transactions available, in which case such value shall be based upon the manner booked by other Irwin Financial affiliates to the extent reasonable. The parties acknowledge the Home Equity Business Segment shall not include programs not administered in conjunction with the Corporation.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CORPORATION:

IRWIN HOME EQUITY CORPORATION

By: __/S/ THOMAS D. WASHBURN___
Printed: Thomas D. Washburn
Title: Chairman

DELGADO:

/S/ ELENA DELGADO____________
Elena Delgado

IRWIN FINANCIAL:

IRWIN FINANCIAL CORPORATION

By: /S/ ELLEN Z. MUFSON_________
Printed: Ellen Z. Mufson
Title: Vice President-Legal

SECOND AMENDMENT TO

DELGADO SHAREHOLDER AGREEMENT

EFFECTIVE AS OF JANUARY 1, 2001, IRWIN HOME EQUITY CORPORATION (the "CORPORATION"), IRWIN FINANCIAL CORPORATION ("Irwin Financial") and ELENA DELGADO ("Delgado") wish to amend the Shareholder Agreement they entered into as of October 1, 1996 (the "Delgado Agreement"), including the amendment to the Delgado Agreement entered into as of November 19, 1999, to provide that:

RECITALS, Paragraph E, shall be amended to remove the reference to "put" rights as follows:

The parties desire to set forth their agreement regarding certain terms and conditions relating to the issuance of Common Stock to Delgado, the vesting of those Shares, the transfer of Shares and certain restrictions thereon, and certain other matters relating to Delgado's equity ownership in the Corporation.

ARTICLE II (Repurchase Price), SECTION 2.02 (Determination of Fair Market Value) shall be amended to add the following at the end of Section 2.02:

Delgado, the Corporation and Irwin Financial acknowledge and agree that the attributes of the Delgado Shares described in this Section 2.02 are considered inherent attributes of the Delgado Shares and are intended to be treated as part of the Delgado Shares as one security. The parties may from time to time in the future agree that the Corporation may substitute new certificates documenting shares in the Corporation containing the same rights as the Delgado Shares.

ARTICLE III (Delgado Put Right) shall be amended to delete all sections of the Article, but to reserve the Article number to avoid renumbering the remaining articles in the Delgado Agreement.

ARTICLE IV (Co-Sale and Anti-Dilution Rights), shall be amended as follows:

Section 4.01 (Co-Sale Rights), subsections (b) and (d), are amended to remove references to Delgado's right to cause Irwin Financial to purchase any Delgado shares as follows:

(b) Within ten business days after receipt of the Shareholder's Notice, Delgado may notify Irwin Financial ("Delgado Notice") that Delgado will either (i) purchase her vested pro rata share (as provided in paragraph (c) below) of Irwin Financial's Shares to be subject to the prospective transfer referred to in the Shareholder's Notice on the terms and conditions set forth in the Shareholders' Notice, or (ii) transfer to the buyer named in the Shareholder's Notice Delgado Shares (vested shares to the maximum extent available) that she then holds in an amount equal to her pro rata share of the number of Shares of Irwin Financial's Shares to be subject to the prospective transfer (as provided in paragraph (c) below), on the same terms and conditions as set forth in the Shareholder's Notice.

(d) If Delgado exercises her rights under paragraph (b)(ii) of this Section 4.01, Irwin Financial shall assign that portion of its interest in the agreement of transfer as Delgado is then entitled to and requests in the Delgado Notice (the assignment shall be in form and substance reasonably satisfactory to Delgado).

ARTICLE VI (Miscellaneous), shall be amended to remove reference to the "put" as follows:

Section 6.07. Successors and Assigns. Each of the Corporation and Irwin Financial may assign with absolute discretion any or all of its rights (but not its obligations) under this Agreement to any of its affiliates, successors and/or assigns and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Corporation in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto except as provided herein. Without limiting the foregoing, the Corporation may assign the Repurchase Option provided for in this Agreement to any of its affiliates, successors and/or assigns. Delgado may not assign any or all of her rights and/or obligations and/or delegate any or all of her duties under this Agreement (other than as expressly permitted hereby) without the prior written consent of the Corporation. Upon an assignment of any or all of Delgado's rights and/or obligations and/or a delegation of any or all of its duties under this Agreement, in any such case in accordance with the terms of this Agreement, this Agreement shall inure to the benefit of, and be binding upon, Delgado's respective Legal Representatives, successors and/or assigns in the same manner and to the same extent as if such Legal Representatives, successors and/or assigns were original parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CORPORATION:

IRWIN HOME EQUITY CORPORATION

By: /S/ THOMAS D. WASHBURN_____
Printed: Thomas D. Washburn
Title: Chairman

DELGADO:

/S/ ELENA DELGADO__________
Elena Delgado

IRWIN FINANCIAL:

IRWIN FINANCIAL CORPORATION

By: /S/ GREGORY F. EHLINGER____
Printed: Gregory F. Ehlinger
Title: Senior Vice President and
Chief Financial Officer

STATE OF INDIANA                   )

                                                        ) SS:

COUNTY OF BARTHOLOMEW )

Before me, a Notary Public, in and for said County and State, personally appeared Thomas D. Washburn on behalf of Irwin Home Equity Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

Dated this 11th day of April, 2001.

/S/ AZORA A. GATER
Signature

Azora A. Gater
Printed      Notary Public

My Commission Expires: 2-4-2009
County of Residence: Bartholomew

STATE OF CALIFORNIA            )

                                                        )SS:

COUNTY OF CONTRA COSTA )

Before me, a Notary Public, in and for said County and State, Personally appeared Elena Delgado and acknowledged the execution of the foregoing Shareholder Agreement.

Dated this 10th day of April, 2001.

/S/ SHELLY DAMELE
Signature

Shelly Damele
Printed         Notary Public

My Commission Expires: July 24, 2004
County of Residence: Contra Costa

STATE OF INDIANA                    )

                                                        ) SS:

COUNTY OF BARTHOLOMEW )

Before me, a Notary Public, in and for said County and State, personally appeared Gregory F. Ehlinger, on behalf of Irwin Financial Corporation and acknowledged the execution of the foregoing Shareholder Agreement.

Dated this 11th day of April, 2001.

/S/ AZORA A. GATER___
Signature

Azora A. Gater_____
Printed          Notary Public

My Commission Expires: 2-4-2009
County of Residence: Bartholomew